Registration No. 333-127597

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2/A

Registration Statement Under the

Securities Act of 1933

Z Yachts, Inc. (Name of Small Business Issuer in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	5551 (Primary Standard Industrial Classification Code Number)	20-2725030 (IRS Employer Identification No.)

638 Main Street Lake Geneva, Wisconsin 53147 (877) 885-1650 (Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Gina Weller Chief Financial Officer 5755 North Point Pkwy., Suite 53 Alpharetta, GA 30022 (877) 885-1650 (Name , Address and Telephone Number of Agent For Service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: NO LONGER APPLICABLE BECAUSE THE SHARES ARE BEING REMOVED FROM REGISTRATION.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) relates to the Registration Statement on Form SB-2 (Registration No. 333-127597) (the “Registration Statement”) of Z Yachts, Inc., a Nevada corporation (the “Company”) pursuant to Item 512(a)(3) of Regulation S-B to remove from registration any of the securities that remained unsold at the termination of the offering. The Company’s Registration Statement was declared effective on February 7, 2006 for the purpose of registering up to 750,000 shares of common stock under the Securities Act of 1933. The Company sold 40,377 shares of common stock pursuant to its Registration Statement. In accordance with Item 512 of Regulation S-B, the Company is removing from registration the remaining 709,623 shares which were unsold at the end of the offering.

Accordingly, the Company files this Post-Effective Amendment No. 1 to the Registration Statement to deregister all shares of its common stock covered by the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Z Yachts, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement on Form SB-2 to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Alpharetta, Georgia on January 25, 2007.

Date: January 25, 2007	/s/ James G. Weller By: (Signature) Name: James G. Weller Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: January 25, 2007	/s/ James G. Weller By: (Signature) Name: James G. Weller Title: President, Chief Executive Officer, Director

/s/ Regina F. Weller By: (Signature) Name: Regina F. Weller Title: Chief Financial Officer, Principal Accounting Officer, Director

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